 As filed with the Securities and Exchange Commission on November 17, 2000
                                                     SEC Registration No._______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             COLORADO MEDTECH, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)

       Colorado                                                   84-0731006
-------------------------                                    -------------------
(State or other jurisdiction                                    (IRS Employer
     of incorporation)                                       Identification No.)

                   6175 Longbow Drive, Boulder, Colorado 80301
                   -------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                    COLORADO MEDTECH, INC. STOCK OPTION PLAN
            COLORADO MEDTECH, INC. 1996 EMPLOYEE STOCK PURCHASE PLAN
                                DIRECTOR WARRANTS
            --------------------------------------------------------
                            (Full title of the plan)

                                 Peter J. Jensen
                             COLORADO MEDTECH, INC.
                               6175 Longbow Drive
                                Boulder, CO 80301
                                 (303) 530-2660
                -------------------------------------------------
                (Name, address, including zip code, and telephone number, including area code of agent for service)

                                   Copies to:
                          Christopher M. Hazlitt, Esq.
                         Chrisman, Bynum & Johnson, P.C.
                              1900 Fifteenth Street
                                Boulder, CO 80302
                                 (303) 546-1300


                         CALCULATION OF REGISTRATION FEE

                                                  Proposed maximum       Proposed maximum
Title of securities to       Amount to be        offering price per     aggregate offering          Amount of
     be registered            registered              share(1)               price(1)           registration fee
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
Common Stock                   1,535,000                $5.10               $7,828,500              $2,066.72
(no par value)
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

(1) Estimated solely for the purpose of calculating the registration fee. Computed pursuant to Rule 457(c) using the average of the high and low prices for the Registrant's Common Stock as quoted on the Nasdaq Stock Market System on November 15, 2000.

         This Registration Statement registers an aggregate amount of 1,535,000 shares of the no par value common stock ("Common Stock") of Colorado MEDtech, Inc. (the "Company"). The shares of Common Stock registered are as follows:

         (i) 1,000,000 shares pursuant to an amendment to the Colorado MEDtech, Inc. Stock Option Plan (the "Option Plan"). The increase in the number of shares of Common Stock available for grants under the Option Plan from 3,500,000 to 4,500,000 was approved by the Company's shareholders on November 19, 1999.

         (ii) 300,000 shares pursuant to an amendment to the Colorado MEDtech, Inc. 1996 Employee Stock Purchase Plan ("Stock Purchase Plan"). The increase in the number of shares of Common Stock available for issuance under the Stock Purchase Plan from 240,000 to 540,000 was approved by the Company's shareholders on November 19, 1999.

         (iii) 25,000 shares underlying warrants issued to a member of the Company's Board of Directors as approved by the Board of Directors on November 19, 1999 and August 25, 2000.

         (iv) 210,000 shares underlying warrants to be issued to members of the Company's Board of Directors from time to time after the date of this Registration Statement.



         Pursuant to General Instruction E to Form S-8, the contents of the registration statements filed by the Company under Registration Statement No. 333-17207 filed on December 3, 1996, and Registration Statement no. 333-70755 filed on January 19, 1999, with respect to securities registered thereunder, are hereby incorporated by reference herein, and the opinions and consents listed below are annexed hereto:

Exhibit No.         Description of Exhibit
-----------         ----------------------
5.1                 Opinion of Chrisman, Bynum & Johnson, P.C.

23.1                Consent of Chrisman, Bynum & Johnson, P.C. (included in
                    Exhibit 5.1).

23.2                Consent of Arthur Andersen LLP.

24.1 Power of Attorney (included in the signature page of this filing).

99.1 Colorado MEDtech, Inc. Stock Option Plan (filed as an exhibit to the Company's annual report on Form 10-K for the year ended June 30, 2000, and incorporated by reference).

99.2                Colorado MEDtech, Inc. 1996 Employee Stock Purchase Plan
                    (filed as an exhibit to the Company's annual report on Form
                    10-K for the year ended June 30, 2000, and incorporated by reference).

99.3 Form of director warrants (filed as Exhibit 99.4 to registrant's registration statement on Form S-8 filed on December 3, 1996 and incorporated by reference).

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on November 17, 2000.

                                       COLORADO MEDTECH, INC.

                                       By:  /s/ Stephen K. Onody
                                          --------------------------------------
                                          Stephen K. Onody,
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

           KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen K. Onody, Gregory A. Gould, or either of them, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

           Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                     TITLE                                                DATE
---------                                     -----                                                ----
            /s/ Stephen K. Onody              Chief Executive Officer, President and Director      November 17, 2000
--------------------------------------------  (Principal Executive Officer)
              Stephen K. Onody


            /s/ Gregory A. Gould              Chief Financial Officer                              November 17, 2000
--------------------------------------------  (Principal Financial and Accounting Officer)
              Gregory A. Gould

           /s/ John V. Atanasoff              Director                                             November 17, 2000
--------------------------------------------
             John V. Atanasoff

            /s/ John P. Jenkins               Director                                             November 17, 2000
--------------------------------------------
              John P. Jenkins

           /s/ Ira M. Langenthal              Director                                             November 17, 2000
-------------------------------------------
             Ira M. Langenthal

          /s/ Dean A. Leffingwell             Director                                             November 17, 2000
-------------------------------------------
            Dean A. Leffingwell

           /s/ Clifford W. Mezey              Director                                             November 17, 2000
-------------------------------------------
             Clifford W. Mezey

           /s/ Robert L. Sullivan             Director                                             November 17, 2000
-------------------------------------------
             Robert L. Sullivan

             /s/ John E. Wolfe                Director                                             November 17, 2000
-------------------------------------------
               John E. Wolfe

                                  EXHIBIT INDEX


EXHIBIT
NUMBER              DESCRIPTION OF EXHIBIT
-----------         ----------------------
5.1                 Opinion of Chrisman, Bynum & Johnson, P.C.

23.1                Consent of Chrisman, Bynum & Johnson, P.C. (included in
                    Exhibit 5.1).

23.2                Consent of Arthur Andersen LLP.

24.1 Power of Attorney (included in the signature page of this filing).

99.1 Colorado MEDtech, Inc. Stock Option Plan (filed as an exhibit to the Company's annual report on Form 10-K for the year ended June 30, 2000, and incorporated by reference).

99.2                Colorado MEDtech, Inc. 1996 Employee Stock Purchase Plan
                    (filed as an exhibit to the Company's annual report on Form
                    10-K for the year ended June 30, 2000, and incorporated by reference).

99.3 Form of director warrants (filed as Exhibit 99.4 to registrant's registration statement on Form S-8 filed on December 3, 1996 and incorporated by reference).